Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release
Pebblebrook Hotel Trust Completes $72.0 Million Sale of The Westin Michigan Avenue Chicago

Bethesda, MD, December 4, 2025 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company” or “Pebblebrook”) announced today that on December 3, 2025, it successfully completed the sale of the 752-room Westin Michigan Avenue Chicago in Chicago, Illinois for $72.0 million to a third party.
For the trailing twelve months ended September 30, 2025, the hotel generated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $4.6 million and net operating income (“NOI”) of $2.5 million, assuming a capital reserve of 4.0% of total hotel revenues. The $72.0 million sales price equates to a 15.6x EBITDA multiple and a 3.5% NOI capitalization rate, before consideration of a brand-mandated property improvement plan and other significant capital expenditures.
Pebblebrook expects to use the sale proceeds for general corporate purposes, with a primary focus on reducing outstanding debt and preferred equity, and opportunistically repurchasing the Company’s common shares, while supporting other capital allocation priorities to enhance long-term shareholder value.
Balance Sheet and Capital Allocation Impact
Following the sale of The Westin Michigan Avenue Chicago and the previously announced $44.25 million sale of Montrose at Beverly Hills, the Company will have reduced its outstanding debt by $100 million and its preferred securities outstanding by approximately $5 million. Following these transactions, Pebblebrook expects to have approximately $2.1 billion of consolidated debt and convertible notes outstanding and $761 million of preferred equity, with net debt to trailing 12-month corporate EBITDA reduced to approximately 5.9x.
Updated 2025 Outlook
As a result of these two property sales, Pebblebrook has updated its prior fourth-quarter and full-year 2025 Outlook, previously provided on November 5, 2025. The sold hotels have been removed from the Company’s Q4 2025 Same-Property Hotel EBITDA and operating metrics, but their EBITDA from operations through their respective sale dates will continue to be included in Adjusted EBITDAre. Because the loss of hotel-level EBITDA for the remainder of the year is expected to be fully offset by lower interest expense from reduced outstanding debt, the Company does not anticipate any meaningful impact to Adjusted Funds from Operations (“FFO”), and its Outlook for key fourth-quarter and full-year 2025 earnings metrics remains largely unchanged.

The Company’s revised 2025 Outlook is as follows:
	2025 Outlook		Variance to Prior Outlook
	As of 12/04/25		Var to 11/05/25
	($ in millions, except per share data)
	Low	High	Low	High
Net loss(1)	($69.5)	($60.5)	($2.0)	($2.0)
Adjusted EBITDAre	$332.0	$341.0	($0.5)	($0.5)
Adjusted FFO	$177.5	$186.5	—	—
Adjusted FFO per diluted share	$1.50	$1.57	—	—

This 2025 Outlook is based, in part, on the following estimates and assumptions:
	2025 Outlook		Variance to Prior Outlook
	As of 12/04/25		Var to 11/05/25
	($ in millions)
	Low	High	Low	High
U.S. Hotel Industry RevPAR Growth Rate	(0.5%)	0.5%	—	—
Same-Property RevPAR variance vs. 2024	(1.0%)	0.0%	—	—
Same-Property Total RevPAR variance vs. 2024	(0.1%)	1.1%	—	—

Same-Property Total Revenue variance vs. 2024	(0.3%)	0.8%	—	—
Same-Property Total Expense variance vs. 2024	2.0%	2.7%	—	—

Same-Property Hotel EBITDA	$341.7	$350.3	($1.3)	($1.7)

The Company’s revised Q4 2025 Outlook is as follows:
	Q4 2025 Outlook		Variance to Prior Outlook
	As of 12/04/25		Var to 11/05/25
	($ in millions, except per share data)
	Low	High	Low	High
Net loss(1)	($24.2)	($15.2)	($2.0)	($2.0)
Adjusted EBITDAre	$59.2	$68.2	($0.5)	($0.5)
Adjusted FFO	$21.2	$30.2	—	—
Adjusted FFO per diluted share	$0.18	$0.26	—	—

This Q4 2025 Outlook is based, in part, on the following estimates and assumptions:
	Q4 2025 Outlook		Variance to Prior Outlook
	As of 12/04/25		Var to 11/05/25
	($ in millions, except RevPAR)
	Low	High	Low	High
Same-Property RevPAR	$192	$199	$4	$4
Same-Property RevPAR variance vs. 2024	(1.25%)	2.0%	—	—
Same-Property Total RevPAR variance vs. 2024	(1.25%)	2.7%	—	—

Same-Property Total Revenue variance vs. 2024	(1.25%)	2.7%	—	—
Same-Property Total Expense variance vs. 2024	0.1%	1.6%	—	—

Same-Property Hotel EBITDA	$58.1	$66.7	($1.3)	($1.7)

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

(1)Variance to prior outlook for Net loss includes the estimated impairment and the loss on sale of assets.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 44 hotels, totaling approximately 11,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “estimated” and “will” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. The intended use of proceeds is a forward-looking statement. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, the operating performance of our hotels and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of December 4, 2025. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
###

Contacts:

Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
The Westin Michigan Avenue Chicago
Reconciliation of Hotel Net Loss to Hotel EBITDA and Hotel Net Operating Income
September 2025 Trailing Twelve Months
(Unaudited, in millions)

Twelve Months Ended
September 30,
2025

Hotel net loss	($1.4)

Adjustment:
Depreciation and amortization	6.0

Hotel EBITDA	$4.6

Adjustment:
Capital reserve	(2.1)

Hotel Net Operating Income	$2.5

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.
The Company has presented estimated trailing twelve-month hotel EBITDA and estimated trailing twelve-month hotel net operating income after capital reserves because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.
The Company’s presentation of the hotel’s estimated trailing twelve-month EBITDA and estimated trailing twelve-month net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s estimated trailing twelve-month EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q4 2025 and Full Year 2025 Outlook Net Income (Loss) to FFO and Adjusted FFO
(in millions, except per share data)
(Unaudited)

	Three months ending December 31, 2025		Year Ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$(24)	$(15)	$(69)	$(60)
Adjustments:
Real estate depreciation and amortization	50	50	222	222
Impairment	2	2	49	49
FFO	$28	$37	$202	$211
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
Repurchase of preferred Shares	—	—	—	—
FFO available to common share and unit holders	$16	$25	$155	$164
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	4	4	14	14
Other	(1)	(1)	2	2
Adjusted FFO available to common share and unit holders	$21	$30	$178	$187

FFO per common share - diluted	$0.14	$0.22	$1.31	$1.38
Adjusted FFO per common share - diluted	$0.18	$0.26	$1.50	$1.57

Weighted-average number of fully diluted common shares and units	114.8	114.8	118.7	118.7

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q4 2025 and Full Year 2025 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending December 31, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$(24)	$(15)	$(69)	$(60)
Adjustments:
Interest expense and income tax expense	26	26	108	108
Depreciation and amortization	50	50	222	222
EBITDA	$52	$61	$261	$270
Impairment	2	2	49	49
EBITDAre	$54	$63	$310	$319
Non-cash ground rent on operating and capital leases	2	2	7	7
Amortization of share-based compensation expense	4	4	14	14
Other	(1)	(1)	1	1
Adjusted EBITDAre	$59	$68	$332	$341

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.
Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).
EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:
- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense, hurricane-related costs and unrealized loss on investment: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.
The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	76%	87%	86%	77%	82%
ADR	$256	$279	$277	$254	$267
RevPAR	$195	$241	$239	$196	$218

Hotel Revenues	$286.2	$357.0	$353.8	$303.5	$1,300.5
Hotel EBITDA	$75.9	$127.0	$120.5	$82.1	$405.5
Hotel EBITDA Margin	26.5%	35.6%	34.1%	27.1%	31.2%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2024	2024	2024	2024	2024

Occupancy	62%	76%	78%	67%	71%
ADR	$305	$313	$313	$290	$306
RevPAR	$189	$238	$245	$195	$217

Hotel Revenues	$287.8	$361.8	$373.7	$312.0	$1,335.3
Hotel EBITDA	$61.9	$114.1	$105.5	$62.2	$343.6
Hotel EBITDA Margin	21.5%	31.5%	28.2%	19.9%	25.7%

	First Quarter	Second Quarter	Third Quarter
	2025	2025	2025

Occupancy	63%	78%	80%
ADR	$299	$309	$296
RevPAR	$188	$242	$237

Hotel Revenues	$290.2	$371.2	$367.6
Hotel EBITDA	$53.6	$109.6	$98.6
Hotel EBITDA Margin	18.5%	29.5%	26.8%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of December 3, 2025, following the sale of The Westin Michigan Avenue Chicago, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2025 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club	X	X	X
Newport Harbor Island Resort			X	X
Montrose at Beverly Hills	X	X	X
The Westin Michigan Avenue Chicago	X	X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2025 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of December 3, 2025, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4;
  • Newport Harbor Island Resort is excluded from Q1 and Q2;
  • Montrose at Beverly Hills is included in Q1, Q2, and Q3; and
  • The Westin Michigan Avenue Chicago is included in Q1, Q2, and Q3.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.